As  filed  with  the  Securities  and Exchange Commission on November 14 , 2005.


                                                   Registration  No.
                                                                    ------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CLARON VENTURES, INC.
          -----------------------------------------------------------
                 (Name of small business issuer in its charter)

          Nevada                        1000                  98-0470356
  ---------------------          ----------------          ---------------
  (State or jurisdiction        (Primary Standard           (IRS Employer
   of incorporation or              Industrial              Identification
      organization)               Classification                  No.)
                                   Code Number)

                                 #2-630 2ND AVE.
                                S7K-2C8 SASKATOON
                              SASKATCHEWAN, CANADA
                                 (306)-374-1753
--------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

                Trevor Sali, President & Chief Executive Officer
                                 #2-630 2ND AVE.
                                S7K-2C8 SASKATOON
                              SASKATCHEWAN, CANADA
                                 (306)-374-1753
       ------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 With copies to:

         David M. Loev,                           John S. Gillies,
 David M. Loev, Attorney at Law             David M. Loev, Attorney at Law
 2777 Allen Parkway, Suite 1000             2777 Allen Parkway, Suite 1000
       Houston, TX  77019                         Houston, TX 77019
      (713) 524-4110 Tel.                        (713) 524-4110 Tel.
       (713) 524-4122 Fax                        (713) 456-7908 Fax.

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ( )

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ( ).


CALCULATION OF REGISTRATION FEE

Title of Each          Amount Being     Proposed Maximum     Proposed Maximum     Amount of
Class of Securities       Being        Price Per Share(1)   Aggregate Price(2)   Registration
To be Registered        Registered                                                   Fee
---------------------------------------------------------------------------------------------

Common Stock            2,318,039           $ 0.10       $   231,803.90           $  27.28
$0.001 par value

---------------------------------------------------------------------------------------------
Total                   2,318,039           $0.10        $   231,803.90           $  27.28


(1) The offering price is the stated, fixed price of $.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457.

(2) This amount has been calculated based upon Rule 457(c) and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                              CLARON VENTURES, INC.
                   RESALE OF 2,318,039 SHARES OF COMMON STOCK

            The selling stockholders listed on page 20 may offer and sell up to 2,318,039 shares of our Common Stock under this Prospectus for their own account.

     We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. If before the Company's shares are quoted on the OTC Bulletin Board, selling shareholders wish to sell at a price different from $0.10 per share, we will file a post-effective amendment beforehand.

     A current Prospectus must be in effect at the time of the sale of the shares of Common Stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

     Each selling stockholder or dealer selling the Common Stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders are deemed underwriters.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3 , ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE  DATE  OF  THIS  PROSPECTUS  IS          ,  2005
                                                --------


                                TABLE OF CONTENTS

Prospectus Summary                                                            1
Summary Financial Data                                                        2
Risk Factors                                                                  3
Use of Proceeds                                                               8
Dividend Policy                                                               9
Legal Proceedings                                                             9
Directors, Executive Officers, Promoters and Control Persons                  9
Security Ownership of Certain Beneficial Owners and Management               10
Interest of Named Experts and Counsel                                        10
Indemnification of Directors and Officers                                    11
Description of Business                                                      12
Management's Discussion and Analysis of Financial Condition and Results of   14
Operations
Description of Property                                                      15
Certain Relationships and Related Transactions                               16
Executive Compensation                                                       16
Financial Statements                                                         F-1
Changes in and Disagreements with Accountants on Accounting and Financial    18
Disclosure
Descriptions of Capital Stock                                                18
Shares Available for Future Sale                                             18
Plan of Distribution and Selling Stockholders                                19
Market for Common Equity and Related Stockholder Matters                     22
Legal Matters                                                                22
Part II                                                                      22

PART I - INFORMATION REQUIRED IN PROSPECTUS

                               PROSPECTUS SUMMARY

     The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our Common Stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our Common Stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "Claron" refer to Claron Ventures, Inc., a Nevada corporation, "Common Stock" refers to the Common Stock, par value $0.001 per share, of Claron Ventures, Inc. Additionally, unless otherwise stated all amounts listed herein are in United States dollars and amounts proceeded by "CDN" are in Canadian dollars.

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

                            SUMMARY OF THE OFFERING:
                            ------------------------

COMMON STOCK OFFERED:                  2,318,039 shares by selling stockholders

COMMON STOCK OUTSTANDING
    BEFORE THE OFFERING:               17,318,039 shares

COMMON STOCK OUTSTANDING
    AFTER THE OFFERING:                17,318,039 shares

USE OF PROCEEDS:                       We will not receive any proceeds from the
                                       shares    offered    by    the    selling
                                       stockholders.  See  "Use  of   Proceeds."

RISK FACTORS:
                                       The  securities  offered  hereby
                                       involve a high degree of risk, including
                                       risks  associated  with   our  need  for
                                       additional  financing, the fact that our
                                       auditor   has   expressed  doubt  as  to
                                       whether we will be able to continue as a
                                       going  concern,  our  lack  of operating
                                       history, the fact that we may never find
                                       commercial  quantities  of minerals, the
                                       fact  that  we  have  a  poor  financial
                                       position,  that  our  sole  officer  has
                                       another   job  and  is   also  attending
                                       school,  that  we  face  many  risks  in
                                       connection   with  the   exploration  of
                                       minerals,  the   volatility   of   metal
                                       prices,  the  cost of the development of
                                       orebodies,  with  our  determinations of
                                       whether  our   planned   activates   and
                                       estimates  of  potential  reserves, with
                                       currency  fluctuations,  with  the  fact
                                       that  our  property  has  not  to   date
                                       produced any minerals and may not in the
                                       future,  the  fact that we may be unable
                                       to  or  not  choose  to  insure  against
                                       potential  losses due to exploration and
                                       mining, that the ownership of our claims
                                       could possibly be subject to claims, the
                                       competitiveness  of  our  industry,  the
                                       fact  that  we  rely   heavily   on  key
                                       personnel,   and   with  the   potential
                                       volatility of our common stock when traded and the penny stock restrictions on our common stock. See "Risk Factors."

NO  MARKET:
                                       No  assurance   is   provided   that   a
                                       market   will   be   created   for   our
                                       securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.


                             SUMMARY FINANCIAL DATA

     You should read the summary financial information presented below for the period from inception (July 7, 2005) to July 31, 2005. We derived the summary financial information from our audited financial statements for the period from inception (July 7, 2005) to July 31, 2005 appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.



                   STATEMENT OF OPERATIONS FOR THE PERIOD FROM
                  INCEPTION (JULY 7, 2005) UNTIL JULY 31, 2005

Exploration expenses                  $      9,020
Other general and administrative             5,173
                                      ------------
Loss from operations                        14,193
                                      ------------

Net loss                              $    (14,193)
                                      ============
Net loss per share:
  Basic and diluted                   $     (0.00)
                                      ============
Weighted average shares outstanding:
  Basic and diluted                     15,000,000
                                      ============




                        BALANCE SHEET AS OF JULY 31, 2005

                                     ASSETS
Current assets:
Shareholder receivable                                        $     807
Prepaid attorney fees                                             3,000
                                                              ---------
Total current assets                                          $   3,807
                                                              =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable & accrued liabilities                      $   3,000
                                                              ---------
     Total current liabilities                                    3,000
                                                              ---------

STOCKHOLDERS' EQUITY:
  Preferred stock $.001 par value, 10,000,000 shares
  authorized, none issued                                    $        -
  Common stock, $.001 par value, 100,000,000 shares
   authorized, 15,000,000 shares issued and outstanding          15,000
  Deficit accumulated during the exploration stage              (14,193)
                                                             ----------
     Total stockholders' equity                                     807
                                                             ----------
Total Liabilities and Stockholders' Equity                   $    3,807
                                                             ==========


                                  RISK FACTORS

     The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our Common Stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

     The Company's business is subject to many risk factors, including the following (references to "our," "we," "Claron" and words of similar meaning in these Risk Factors refer to the Company):

WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS PLAN AND EXPLORATION ACTIVITIES WITHOUT ADDITIONAL FINANCING.

     We depend to a great degree on the ability to attract external financing in order to conduct future exploratory and development activities. We are currently funded solely by our shareholders and we believe that we can continue our business operations for approximately the next twelve (12) months with the approximately $46,000 of cash we have as of the filing of this Prospectus. If we are unable to raise the additional funds required for planned exploration and extraction activities, which we anticipate costing approximately $52,500, we may be forced to abandon our current business plan. If you invest in us and we are unable to raise the required funds, your investment could become worthless.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT AS TO WHETHER OUR COMPANY CAN CONTINUE AS A GOING CONCERN.

     We are in our early development stage, as planned principal activities have not begun. We have not generated any revenues since inception and have incurred substantial losses. These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow to conduct its operations and/or obtain additional sources of capital and financing.

WE LACK AN OPERATING HISTORY WHICH YOU CAN USE TO EVALUATE US, MAKING ANY INVESTMENT IN OUR COMPANY RISKY.

     We lack an operating history which investors can use to evaluate our previous earnings, as we were only incorporated in July 2005. Therefore, an investment in us is risky because we have no business history and it is hard to predict what the outcome of our business operations will be in the future.

WE MAY NOT FIND ANY COMMERCIAL QUANTITIES OF MINERALS IN THE FUTURE, AND MAY NOT GENERATE ANY PROFITS, WHICH MAY FORCE US TO CURTAIL OUR BUSINESS PLAN.

     As an exploration stage company, we have no revenues or profits to date and our net deficit accumulated during our exploration stage as of July 31, 2005, was $14,193. We had net working capital of $807 as of July 31, 2005. We are currently being funded by existing shareholders and anticipate being able to continue our business operations for approximately the next twelve months with the approximately $46,000 we have remaining from the approximately $84,000 we have raised from the sale of shares of Common Stock to date. This estimate is based on the fact that approximately $40,000 spent by us to date included one time expenditures including legal fees in connection with the preparation of this Registration Statement, the preparation of the geological report on our property attached hereto as Exhibit 99.1 and the phase one exploration on our property. However, if we do not begin exploration and/or do not have enough money to continue exploration activities it is likely that we will never generate any revenues. Additionally, if we are unsuccessful in mining attempts we may choose to attempt in the future, it is likely that we will never generate any revenues. Additionally, the exploration of minerals is highly speculative, and if throughout our mineral exploration we do not find commercial quantities of minerals, we will likely be forced to curtail or abandon our business plan. If this happens, you could lose your investment in us. If we are unable to generate profits, we will be forced to rely on external financing, of which there is no guarantee, to continue with our business plan.

WE RELY UPON KEY PERSONNEL AND IF THEY LEAVE US, OUR BUSINESS PLAN AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

     We rely heavily on our Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, Trevor Sali, for our success. His experience and input create the foundation for our business and he is responsible for the directorship and control over our exploration activities. We do not currently have an employment agreement or "key man" insurance policy on Mr. Sali. Moving forward, should we lose the services of Mr. Sali, for any reason, we will incur costs associated with recruiting a replacement and delays in our operations. If we are unable to replace him with other suitably trained individual or individuals, we may be forced to scale back or curtail our business plan and exploration activities. As a result of this, your investment in us could become devalued.

WE HAVE A POOR FINANCIAL POSITION AND IF WE DO NOT GENERATE REVENUES, WE MAY BE FORCED TO ABANDON OUR BUSINESS PLAN.

     We currently have a poor financial position. We have not generated any revenues or begun exploration on any properties. There is a risk that we will not find enough, or even any, minerals needed to generate enough profits for your investment in us to appreciate. If we never generate any revenues, we may be forced to abandon our business plan and your shares may become worthless.

TREVOR SALI, OUR SOLE DIRECTOR AND OFFICER CAN VOTE AN AGGREGATE OF 86.7% OF OUR COMMON STOCK AND CAN EXERCISE CONTROL OVER CORPORATE DECISIONS INCLUDING THE APPOINTMENT OF NEW DIRECTORS.

Trevor Sali, our sole Director and officer can vote an aggregate of 15,000,000 share or 86.7% of our outstanding Common Stock. Accordingly, Mr. Sali will exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove Mr. Sali as a Director of the Company, which will mean he will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's Common Stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

OUR SOLE OFFICER AND DIRECTOR CURRENTLY HAVE OTHER EMPLOYMENT AND IS PURSUING HIS BACHELORS DEGREE, WHICH MAY TAKE HIS TIME AWAY FROM OUR OPERATIONS.

     Trevor Sali, our sole officer and Director is also currently attending Athabasca University for a commerce degree, which he currently spends approximately six hours per week of his time on school work and classes. As a result, he may not have enough time to devote to our operations and management and consequently, we could be forced to curtail or abandon our business operations.

OUR OPERATIONS AND EXPLORATION ACTIVITIES MAY BE ADVERSELY AFFECTED BY RISKS AND HAZARDS ASSOCIATED WITH THE MINING INDUSTRY.

     Our  business  is  subject  to  a  number  of  risks and hazards including:

     o  environmental  hazards;
     o  political  and  country  risks;
     o  civil  unrest  or  terrorism;
     o  industrial  accidents;
     o  labor  disputes;
     o  unusual  or  unexpected  geologic  formations;
     o  cave-ins;
     o  explosive  rock  failures;  and
     o flooding and periodic interruptions due to inclement or hazardous weather conditions.

     Such  risks  could  result  in:

     o damage to or destruction of mineral properties or producing facilities;
     o  personal  injury  or  fatalities;
     o  environmental  damage;
     o  delays  in  mining;

     o  monetary  losses;  and
     o  legal  liability.

     For some of these risks, we may choose to maintain insurance in the future, to protect against these losses at levels consistent with our historical experience and industry practice. However, we may not be able to obtain or maintain this insurance, particularly if there is a significant increase in the cost of premiums. Additionally, insurance against environmental risks is generally either unavailable or too expensive for us and other companies in our industry. To the extent we are subject to environmental liabilities, we would have to pay for these liabilities. Moreover, in the event that we are unable to fully pay for the cost of remedying an environmental problem, we might be required to suspend or abandon our operations or enter into other interim compliance measures.

THE VOLATILITY OF METALS PRICES MAY ADVERSELY AFFECT OUR DEVELOPMENT AND EXPLORATION EFFORTS.

     Our ability to produce silver and copper in the future is dependent upon our exploration success and our ability to find and develop ore reserves, of which there can be no assurance. Additionally, if prices for these metals decline, it may not be economically feasible for us to continue exploration or development on a project, if any reserves are found to be present in the future.

OUR DETERMINATIONS OF WHETHER OUR PLANNED ACTIVITIES AND ESTIMATES OF POTENTIAL RESERVES MAY BE INACCURATE.

     Before we can begin a development project, we must first determine whether it is economically feasible to do so. This determination is based on estimates of several factors, including:
     o     expected  recovery  rates  of  metals  from  the  ore;
     o     facility  and  equipment  costs;
     o     capital  and  operating  costs  of  a  development  project;
     o     future  metals  prices;
     o     currency  exchange  and  repatriation  risks;
     o     tax  rates;
     o     inflation  rates;
     o     political  risks  and  regulatory  climate  in  Canada;  and
     o     availability  of  credit.

     Our development projects will likely not have an operating history upon which to base these estimates and as a result, actual cash operating costs and returns from a development project, if any, may differ substantially from our estimates. Consequently, it may not be economically feasible to continue with a development project, if one is started.

OUR  ORE  RESERVE  ESTIMATES,  IF  ANY  IN  THE  FUTURE,  MAY  BE  IMPRECISE.

     We plan to choose where to mine based on estimates of where we believe we will recover the greatest quantities of the metals we are searching for. Investors are strongly cautioned not to place undue reliance on any estimates we may generate of our reserves in the future. Our reserve estimates, if any, will likely be made by our technical personnel and no assurance can be given that the estimated amount of metal or the indicated level of recovery of these metals will be realized. Reserve estimation is an interpretive process based upon available data and various assumptions. Our reserve estimates may change based on actual production experience, if any. Further, reserves are valued based on estimates of costs and metals prices and the economic value of ore reserves may be adversely affected by:

     o  declines  in  the  market  price  of  the  various  metals  we  mine;

     o  increased  production  or  capital  costs;

     o  reduction  in  the  grade  or  tonnage  of  the  deposit;

     o  increase  in  the  dilution  of  the  ore;  or

     o  reduced  recovery  rates.

OUR  PLANNED  MINERAL  EXPLORATION  EFFORTS  ARE  HIGHLY  SPECULATIVE.

     Mineral exploration, is highly speculative. It involves many risks and is often nonproductive. Even if we believe we have found a valuable mineral deposit, it may be several years before production is possible. During that time, it may become no longer feasible to produce those minerals for economic, regulatory, political, or other reasons. Additionally, we may be required to make substantial capital expenditures and to construct mining and processing facilities. As a result of these costs and uncertainties, we may be unable to start, or if started, to finish our exploration activities.

OUR  OPERATIONS  ARE  SUBJECT  TO  CURRENCY  FLUCTUATIONS.

     Because our products are sold in world markets in United States dollars, currency fluctuations may affect cash flow we realize from our operations and exploration activities, which are planned to be conducted in Canada. Exchange controls could require us to sell our products in a currency other than United States dollars, or may require us to convert United States dollars into foreign currency. Foreign exchange fluctuations may materially adversely affect our financial performance and results of operations.

OUR PROPERTY HAS NOT PRODUCED ANY COMMERCIAL RESERVES OR ORE BODY, AND IT MAY NOT PRODUCE ANY COMMERCIAL QUANTITIES OF MINERALS IN THE FUTURE.

     Our mineral project is in the exploration stage as opposed to the development stage and we have no known body of economic mineralization. The known mineralization at these projects has not been determined to be economic ore. Although we believe that exploration data available is encouraging in respect to our property, there can be no assurance that a commercially mineable ore body exists on any of our properties. There is no certainty that any expenditure made in the exploration of our mineral properties will result in discoveries of commercially recoverable quantities of ore. Such assurance will require completion of final comprehensive feasibility studies and, possibly, further associated exploration and other work that concludes a potential mine on our property is likely to be economic. In order to carry out exploration and development programs of any economic ore body and place it into commercial production, we will be required to raise substantial additional funding, and even if we are successful in completing our exploration activities on our property, we may not be successful in finding commercial quantities of minerals.

MINING OPERATIONS IN GENERAL INVOLVE A HIGH DEGREE OF RISK, WHICH WE MAY BE UNABLE, OR MAY NOT CHOOSE TO INSURE AGAINST, MAKING EXPLORATION AND/OR DEVELOPMENT ACTIVITIES WE MAY PURSUE SUBJECT TO POTENTIAL LEGAL LIABILITY FOR CERTAIN CLAIMS.

     Our operations are subject to all of the hazards and risks normally encountered in the exploration, development and production of minerals. These include unusual and unexpected geological formations, rock falls, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability. Although we plan to take adequate precautions to minimize these risks, and risks associated with equipment failure or failure of retaining dams which may result in environmental pollution, there can be no assurance that even with our precautions, damage or loss will not occur and that we will not be subject to liability which will have a material adverse effect on our business, results of operation and financial condition. If this were to happen, we could be forced to curtail or abandon our business activities.

ALTHOUGH THE COMPANY HAS NO REASON TO BELIEVE THAT THE EXISTENCE AND EXTENT OF ANY OF ITS PROPERTIES IS IN DOUBT, TITLE TO MINING PROPERTIES IS SUBJECT TO POTENTIAL CLAIMS BY THIRD PARTIES CLAIMING AN INTEREST IN THEM.

     Our mineral properties may be subject to previous unregistered agreements or transfers, and title may be affected by undetected defects or changes in mineral tenure laws. Our mineral interests consist of mineral claims, which have not been surveyed, and therefore, the precise area and location of such claims or rights may be in doubt. The failure to comply with all applicable laws and regulations, including the failure to pay taxes or to carry out and file assessment work, may invalidate title to portions of the properties where our mineral rights are held, which may cause us to lose title to these claims and any minerals which are found, and may force us to obtain new properties at significant additional cost.

THE INDUSTRY IN WHICH WE OPERATE IS HIGHLY COMPETITIVE, AND WE MAY BE UNABLE TO COMPETE EFFECTIVELY WITH OTHER COMPANIES.

     The mineral exploration and mining business is competitive in all of its phases. We compete with numerous other companies and individuals, including competitors with greater financial, technical and other resources, in the search for and the acquisition of attractive mineral properties. Our ability to acquire properties in the future will depend not only on our ability to develop our present properties, but also on our ability to select and acquire suitable producing properties or prospects for mineral exploration. There is no assurance that we will continue to be able to compete successfully with our competitors in acquiring such properties or prospects. If we are unable to successfully compete, we could be forced to change or abandon our business plan.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

     Once our Common Stock is listed on the OTC Bulletin Board, it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the resale of Common Stock by the Selling Stockholders.

                                 DIVIDEND POLICY

     To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

                                LEGAL PROCEEDINGS

     From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS

     The following table sets forth the name, age and position of each of our directors and executive officers. There are no other persons who can be classified as a promoter or controlling person of us. Our officers and directors are as follows:

           NAME               AGE          POSITION
           ----               ---          --------

       Trevor  Sali           27           Chief Executive Officer, Chief
                                           Financial Officer,  Secretary,
                                           Treasurer  and Director

     Trevor Sali has served as our Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director since our incorporation in July 2005. Mr. Sali is currently pursuing a degree in commerce from Athabasca University, for which he spends approximately six hours working on during the work week. From June 2005 to September, 2005, Mr. Sali served as an electronics technician at Saskel in Regina, Saskatchewan, Canada. From November 2003 to June 2004, Mr. Sali served as a derrickhand with O.D. Well Servicing in Saskatchewan, Canada. From March 2001 to November 2003, Mr. Sali was employed as an electrician with J.F. Electric in Coquitlam, British Columbia, Canada.

     Our Directors are elected annually and hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining directors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding Common Stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of November 1, 2005 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                       Beneficially  Owned
                                                       Prior  to  Offering
Name  and  Address  of                          -------------------------------
  Beneficial  Owner                               Shares             Percent(1)
-------------------------                       -----------          ----------
     TREVOR  SALI (2)                           15,000,000             86.7  %
   #2-630  2nd  Ave.
   S7K-2C8  Saskatoon
  Saskatchewan,  Canada

=========================                       ===========          ==========

All  the  officers  and  directors             15,000,000              86.7  %
as  a  group  (1  Person)


(1)  Based on 17,318,039 shares outstanding as of November 1, 2005.
(2) Mr. Sali is our Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

     This Form SB-2 Registration Statement was prepared by our counsel, David M. Loev, Attorney at Law, who has no interest in us.

EXPERTS

     The financial statements of the Company as of July 31, 2005 included in this Prospectus have been audited by Lopez, Blevins, Bork & Associates, LLP our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LAURENCE SOOKOCHOFF

     Laurence Sookochoff who prepared the Geological Report, referenced and defined below under "Description of Business," is a consulting geologist and principal of Sookochoff Consultants Inc., which has an office at 1305-13233 Homer Street, Vancouver, British Columbia, Canada, V6B 5T1. He graduated from the University of British Columbia in 1996 with a Bachelors of Science degree in

Geology. He has been practicing in his profession for the past thirty-eight years. He is registered and is in good standing with the Association of Professional Engineers and Geoscientists of British Columbia, Canada.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at the our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

          Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

          The Bylaws also provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.


                             DESCRIPTION OF BUSINESS
HISTORY

     We were incorporated as Claron Ventures, Inc. in Nevada on July 12, 2005. We have 110,000,000 shares of stock authorized, representing 100,000,000 shares of Common Stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value. We plan to explore and mine for silver, copper and other minerals on properties in British Columbia, Canada.

     We own 100% of the mineral rights on the "Lucky Todd 1" and "Lucky Todd 2" claim grounds, which represent approximately 550 acres located in southwestern British Columbia, Canada, 22 miles west of Princeton, British Columbia ("Lucky Todd Claims"). The Lucky Todd Claims consist of twelve cell claims. The rights to four of the cells expire on March 22, 2006 and the rights of the remaining eight cells expire on July 8, 2006. The rights to the cells can be extended by us prior to their expiration for an additional CDN $175, for each claim. We do not believe that there will be any problem extending these claims if our officers and Directors feel that such extension will be in our best interest.

     We have completed a phase 1 initial exploration program on the Lucky Todd 1, which included prospecting and taking ground samples. The results of the Lucky Todd 1, phase 1 program showed that a limited amount of copper was present in the ground samples.

     We plan to conduct further exploration activities on the Lucky Todd 1 in the future, funding permitting, which may include:

     o Completing a Vertical Loop Electro Magnetic Survey ("VLF-EM") over portions of the claim. A VLF-EM survey is completed by flying over the property in an aircraft, using a specially equipped receiver to pick up the possible location of minerals.

                                   Estimate  cost:          $7,500
                                                            ======

     o Sampling and geological mapping of the possible veins of minerals on the property.

                                   Estimated  cost:         $15,000
                                                            =======

     o    Further testing and diamond drilling of prime targets.

                                   Estimate  cost:          $30,000
                                                            =======

     All information presented above regarding the Lucky Todd 1 claim is taken from our commissioned report on the Lucky Todd 1 claim, 'Geological Evaluation Report on the Lucky Todd Mineral Claims', conducted by Sookochoff Consultants Inc., attached hereto as Exhibit 99.1, the "Geological Report." The bio of Laurence Sookochoff, who prepared the Geological Report is described under the Heading "Interest of Named Experts," in this Prospectus.

EMPLOYEES

     We currently have no employees other than our sole officer and Director, Trevor Sali. We plan to use contractors in the future if the need arises during the course of our exploration and/or development activities.

COMPETITION

     Mines have limited lives and as a result, we may seek to expand our reserves through the acquisition of new properties in the future. There is a limited supply of desirable mineral lands available in the United States, Canada and other areas where we may consider conducting exploration and/or production activities. We will face strong competition for new properties from other mining companies, most of which have greater financial resources than we do and as a result, we may be unable to acquire new mining properties on terms that we consider acceptable.

     There is a global market for silver and copper. We plan to sell copper and silver, if we are successful in our exploration and mining activities, at prevailing market prices. We do not believe that any single company or other institution has sufficient market power to significantly affect the price or supply of these metals.

DEPENDENCE  ON  ONE  OR  A  FEW  MAJOR  CUSTOMERS

     We do not depend on one or a small number of customers, as we have not successfully discovered or extracted any commercial quantities of copper or silver. We have no customers and have not generated any revenues to date.

PATENTS,  TRADEMARKS  AND  LICENSES

     We have no patents, trademarks or licenses. We do own the mineral rights to certain property in British Columbia, Canada, which is explained in detail under "Description of Property," below.

NEED  FOR  GOVERNMENT  APPROVAL

     In connection with our planned exploration activities, we may be required to comply with certain environmental laws and regulations which may require us to obtain permits issued by regulatory agencies and to file various reports and keep records of our operations affecting the environment. Some permits may require periodic renewal or review of their conditions. We cannot predict whether we will be able to obtain or renew these permits, if necessary, or whether material changes in permit conditions will be imposed. If we are not granted permits which we may require for our exploration and mining activities, those permits once granted or not renewed, or additional conditions are imposed for those permits, it could have a material adverse effect on our financial condition, results of operations and liquidity.

COSTS  AND  EFFECTS  OF  COMPLIANCE  WITH  ENVIRONMENTAL  LAWS

     All of our exploration, development and production activities which we may undertake in the future on our property in Canada will be subject to regulation by governmental agencies under various environmental laws. These laws address emissions to the air, discharges to water, management of wastes, management of hazardous substances, protection of natural resources, antiquities and endangered species, and reclamation of lands disturbed by mining operations. Additionally, depending on the results of our exploration activities, if completed, and what mining activities we may undertake, certain regulations may also require us to obtain permits for our activities. These permits normally may be subject to public review processes resulting in public approval of the activity. While these laws and regulations may govern how we conduct many aspects of our business, we do not believe that they will have a material adverse effect on our results of operations or financial condition. We plan to evaluate our operations in light of the cost and impact of environmental regulations on those operations. We also plan to evaluate new laws and regulations as they develop to determine the impact on, and changes necessary to, our planned operations. Additionally, it is possible that future changes in these laws or regulations could have a significant impact on some portion of our business, causing us to reevaluate those activities at that time.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements.

PLAN  OF  OPERATION  FOR  THE  NEXT  TWELVE  MONTHS

     We plan to continue our exploration activities on our Lucky Todd 1 claim using the approximately $46,000 that remains from the sale of shares of our common stock to offshore investors during 2005. We anticipate that the cost of our planned exploration activities (as described above under "Description of Business") will be approximately $52,500 and will raise any additional funding we may require in the future through the sale of debt and or equity, which may be dilutive to our then existing shareholders. We do not currently have any plans to purchase additional properties.

     We have spent approximately $9,000 on research and development costs on our property since inception, which funds were spent on our phase 1 exploration activities, described in greater detail above under "Description of Business."

STATEMENT  OF  OPERATIONS  FOR  THE  PERIOD FROM INCEPTION THROUGH JULY 31, 2005

     We generated no revenues for the period from inception through July 31, 2005.

     We had exploration costs of $9,020 and other general and administrative expenses of $5,173 for the period from inception through July 31, 2005, for total expenses of $14,193, and a loss from operations of $14,193.

     We had a net loss of $14,193 for the period from inception through July 31, 2005.

LIQUIDITY  AND  CAPITAL  RESOURCES

     As of July 31, 2005, we had $3,807 of current assets, consisting of $807 of shareholder receivable, representing the unpaid amount of the $15,000 paid to us by our Chief Executive Officer in return for 15,000,000 shares of our Common Stock, which amount has since been paid to us, and $3,000 in prepaid attorney's fees.

     We had $3,000 of current liabilities, representing accounts payable and accrued liabilities in connection with exploration studies done on our property as of July 31, 2005, which amount has since been paid.

     We had a deficit accumulated during the development stage as of July 31, 2005 of $14,193 and working capital of $807.

     In September 2005, we sold 2,318,039 shares of our restricted Common Stock to thirty-seven shareholders in connection with subscription agreements for an aggregate of $69,541.17 ($0.03 per share). Of the amount raised through those sales and the cash we had on hand as of July 31, 2005, approximately $46,000 remains after expenditures on general administrative and exploration studies.


                            DESCRIPTION OF PROPERTY

OFFICE  SPACE
-------------

     Our Chief Executive Officer, Trevor Sali provides us office space in his house free of charge, which office space totals approximately 200 square feet. We do not currently have any plans to obtain other office space. Additionally, we also have a seperate answering service, mail and fax forwarding service, for which we pay approximately $40 per month.

MINERAL  RIGHTS
---------------

     We own 100% of the mineral rights on the "Lucky Todd 1" and "Lucky Todd 2" claim grounds, which represents approximately 550 acres located in southwestern British Columbia, Canada, 22 miles west of Princeton, British Columbia ("Luck Todd Claims"). We have completed preliminary studies on the property. In connection with those studies, tunneling was done, which showed 2.129% copper was present in the sample. We plan to conduct further exploration activities in the future, funding permitting (see above under "Description of Business").

     The Lucky Todd Claims consist of a twelve cell claims. The rights to four of the cells expire on March 22, 2006 and the rights of the remaining eight cells expire on July 8, 2006. The claims can be extended by us by paying CDN $175.

     The elevations of the Lucky Todd Claim property range from 3,350 feet to 4,450 feet. The temperatures on the claim could range between a low of -20 degrees in the winter to a high of 85 degrees in the summer. Snow may be present on the ground from December to April, however this presence would not hamper a year-round exploration and/or development program (from the Geological Report, filed as exhibit 99.1 to this filing).


                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

     In July 2005, we issued Trevor Sali, our Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer 15,000,000 shares of our Common Stock in return for $15,000.


                             EXECUTIVE COMPENSATION


                                                    Other(1)
                                                    Annual
Name & Principal                                    Compen-    Options
   Position             Year        Salary ($)      sation       SARs
-------------------    ------      -----------     ---------  ---------
  Trevor Sali,         2005         $ - 0 -           - 0 -      - 0 -
   CEO, CFO,
  Secretary,
Treasurer, and
  Director (2)


* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. Other than the individual listed above, we had no executive employees who have received more than $100,000.00 in compensation, including bonuses and options, since our formation in July 2005.


(1) No Executive Officer received any LTIP payouts, restricted stock awards or bonuses during the last fiscal year, and no salaries are being accrued.

(2) Mr. Sali was appointed as our Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director on July 7, 2005. Mr. Sali does not have an employment agreement with us.

                             CONTROLS AND PROCEDURES

     (a) Evaluation of disclosure controls and procedures. Our Chief Executive Officer and Principal Financial Officer, after evaluating the effectiveness of our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of July 31, 2005 (the "Evaluation Date"), has concluded that as of the Evaluation Date, our disclosure controls and procedures were effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

     (b) Changes in internal control over financial reporting. There were no significant changes in our internal control over financial reporting during the last fiscal year and/or up to and including the date of this filing that we believe materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

                              FINANCIAL STATEMENTS

     The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Claron Ventures, Inc. are filed as part of this Prospectus.


            Report of Independent Registered Public Accounting Firm


To the Board of Directors
Claron Ventures, Inc.
(An Exploration Stage Company)
Saskatchewan, Canada


We have audited the accompanying balance sheet of Claron Ventures, Inc. as of July 31, 2005, and the related statements of operations, stockholders' equity, and cash flows for the period from July 7, 2005 (Inception) through July 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Claron Ventures, Inc. as of July 31, 2005, and the results of its operations and its cash flows for the period from July 7, 2005 (Inception) through July 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Claron Ventures, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, has incurred losses from inception through July 31, 2005 totaling $14,193. Claron Ventures, Inc. will require additional working capital to develop its business until Claron Ventures, Inc. either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about Claron's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
October 6, 2005


                              CLARON VENTURES, INC.
                         (AN EXPLORATION STAGE COMPANY)
                                  BALANCE SHEET

                                                                              July 31,
                                                                                2005
                                     ASSETS
Current assets:
  Shareholder receivable                                                      $    807
  Prepaid attorney fees                                                          3,000
                                                                              --------
    Total current assets                                                      $  3,807
                                                                              ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable & accrued liabilities                                      $  3,000
                                                                              --------
    Total current liabilities                                                    3,000
                                                                              --------

Commitments

STOCKHOLDERS' EQUITY:
  Preferred stock $.001 par value, 10,000,000 shares authorized, none issued  $      -
  Common stock, $.001 par value, 100,000,000 shares authorized, 15,000,000
    shares issued and outstanding                                               15,000
  Deficit accumulated during the exploration stage                             (14,193)
                                                                              --------
    Total stockholders' equity                                                     807
                                                                              --------
Total Liabilities and Stockholders' Equity                                    $  3,807
                                                                              ========



                              CLARON VENTURES, INC.
                         (AN EXPLORATION STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                        Inception
                                         through
                                         July 31,
                                           2005
                                      -----------
Operating expenses:
  Exploration expenses                  $   9,020
  Other general and administrative          5,173
                                      -----------
Loss from operations                       14,193
                                      -----------

Net loss                              $   (14,193)
                                      ===========
Net loss per share:
  Basic and diluted                   $     (0.00)
                                      ===========
Weighted average shares outstanding:
  Basic and diluted                    15,000,000
                                      ===========




                              CLARON VENTURES, INC.
                         (AN EXPLORATION STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
           PERIOD FROM JULY 7, 2005 (INCEPTION) THROUGH JULY 31, 2005

                                                     Deficit accumulated
                                    Common stock         during the
                                 Shares      Amount    exploration stage        Total
                               ----------   --------  ------------------     ----------
Capital stock issued for cash  15,000,000   $ 15,000  $        -               $ 15,000
                               ----------   --------  ------------------     ----------
Net loss                                -          -        (14,193)            (14,193)
                               ----------   --------  ------------------     ----------
Balance,  July 31, 2005        15,000,000   $ 15,000  $     (14,193)          $ (14,193)
                               ==========   ========   =================     ==========



                              CLARON VENTURES, INC.
                         (AN EXPLORATION STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                      Inception through
                                                           July 31,
                                                             2005
                                                      -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                          $        (14,193)
    Adjustments to reconcile net income to net cash
      provided by operating activities:
Changes in:
Shareholder receivable                                            (807)
Prepaid attorney fees                                           (3,000)
Accounts payable & accrued liabilities                           3,000
                                                      -----------------

NET CASH USED IN OPERATING ACTIVITIES                          (15,000)
                                                      -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:                                -
                                                      -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of common stock                          15,000
                                                      -----------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                     15,000
                                                      -----------------

NET CHANGE IN CASH                                                   -
    Cash, beginning of period                                        -
                                                      -----------------
    Cash, end of period                               $              -
                                                      =================

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                       $              -
                                                      =================
  Income taxes paid                                   $              -
                                                      =================


                              CLARON VENTURES, INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Claron Ventures, Inc. ("Company") was incorporated on July 7, 2005 under the laws of Nevada to engage in the exploration of certain mineral interests in British Columbia.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Long-lived Assets

Property and equipment are stated on the basis of historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations.

Impairment losses are recorded on fixed assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. There were no impairment losses in 2005.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Mineral Properties

Cost of license acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

Financial Instruments

Company's financial instruments consist of cash, accounts payable and accrued liabilities, notes payable and due to related parties. Unless otherwise noted, it is management's opinion that Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Recent Accounting Pronouncements

Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Company's results of operations, financial position or cash flow.


NOTE 2 - GOING CONCERN

Claron Ventures, Inc. has a deficit accumulated during the exploration stage of $14,193 as of July 31, 2005. Claron's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, Claron Ventures, Inc. has no current source of revenue. Without realization of additional capital, it would be unlikely for Claron Ventures, Inc. to continue as a going concern. Claron's management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, revenues from the acquisition, exploration and development of mineral interests, if found. Claron's ability to continue as a going concern is dependent on these additional cash financings, and, ultimately, upon achieving profitable operations through the development of mineral interests.


NOTE 3 - RELATED PARTIES

The Company neither owns nor leases any real or personal property, an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

The sole shareholder was issued 15,000,000 shares of common stock for $15,000. The sole shareholder provided $14,193 of cash for the company to pay expenses in the period ending July 31, 2005. The sole shareholder owed the Company $807 as of July 31, 2005 to fulfill the agreed upon consideration of $15,000.


NOTE 4 - CAPITAL STOCK

Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share.

Company's authorized capital stock consists of 10,000,000 shares of preferred stock, with a par value of $0.001 per share. Shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors prior to the issuance of any shares thereof.

NOTE 5 - INCOME TAXES

Claron Ventures, Inc. follows Statement of Financial Accounting Standards Number 109 (SFAS 109), "Accounting for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable U.S. Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable U.S. Federal income tax consists of the following:



                                                   July 31,
                                                     2005
Refundable Federal income tax attributable to:
Current Operations                                $   4,800
Less, Change in valuation allowance                  (4,800)
                                                  ---------
Net refundable amount                             $       -


The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:



                                                   July 31,
                                                     2005
Deferred tax asset attributable to:
Net operating loss carryover                      $ 4,800
Less, Change in valuation allowance                (4,800)
                                                  -------
Net deferred tax asset                            $     -


At July 31, 2005, Claron Ventures, Inc. had an unused net operating loss carryover approximating $14,193 that is available to offset future taxable income; it expires beginning in 2024.


NOTE 6 - SUBSEQUENT EVENTS (UNAUDITED)

In September 2005, Claron Ventures, Inc. issued 2,318,039 shares of common stock for cash proceeds of $69,541.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     None.

                          DESCRIPTION OF CAPITAL STOCK

     We have authorized capital stock consisting of 100,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock") and 10,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock"). As of November 1, 2005, we had 17,318,039 shares of Common Stock issued and outstanding and - 0
- shares of Preferred Stock issued and outstanding.

COMMON STOCK

     The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

PREFERRED STOCK

     Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                        SHARES AVAILABLE FOR FUTURE SALE

     Upon the date of this Prospectus, there are 17,318,039 shares of Common Stock issued and outstanding. Upon the effectiveness of this registration statement, 2,318,039 shares of Common Stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the Common Stock develops, without limitation. There currently exists no public market for the Company's Common Stock.

     The remaining 15,000,000 shares of our issued and outstanding Common Stock which are not being registered pursuant to this registration statement will be subject to the resale provisions of Rule 144. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock.

     Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding Common Stock. Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from the Company or an affiliate of the Company.

     Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company ("Applicable Requirements"). Resales by the Company's affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

     This Prospectus relates to the resale of 2,318,039 shares of Common Stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of Common Stock by the selling stockholders. We will not receive any proceeds from the resale of Common Stock by the selling stockholders for shares currently outstanding. None of the selling stockholders are broker-dealers or affiliates of broker-dealers.






                  [Remainder of page left intentionally blank.]


                              Selling Stockholders

                                                                 AMOUNT OFFERED
                                  DATE            SHARES         (ASSUMING ALL          SHARES
                                 SHARES        BENEFICIALLY          SHARES          BENEFICIALLY
                                  WERE            OWNED           IMMEDIATELY         OWNED AFTER
             SHAREHOLDERS       ACQUIRED(1)    BEFORE RESALE          SOLD)              RESALE(2)
       ------------------------------------------------------------------------------------------
       Astin, Anita              9/12/05         16,667             16,667                 --
       Blum, Tyson               9/12/05          5,510              5,510                 --
       Caprani, Carlo            9/12/05          5,510              5,510                 --
       Chalut, Cindy             9/12/05         50,000             50,000                 --
       Chalut, Phil              9/12/05         50,000             50,000                 --
       Corsi, Patrick            9/12/05        136,612            136,612                 --
       Crowe, Maile              9/12/05          5,510              5,510                 --
       Crowe, Michael            9/12/05          5,510              5,510                 --
       Crowe, Rick               9/12/05          5,510              5,510                 --
       Dalal, Atanu              9/12/05        133,333            133,333                 --
       Dmytrowich, Jason         9/12/05          5,510              5,510                 --
       Dmytrowich, Tonya         9/12/05          5,510              5,510                 --
       Gaglardi, Gordon          9/12/05         40,000             40,000                 --
       Gerllays, Allen           9/12/05         16,667             16,667                 --
       Gorieu, Tyler             9/12/05          5,510              5,510                 --
       Head, Kevin               9/12/05          5,510              5,510                 --
       Johnson, Christy          9/12/05        100,000            100,000                 --
       Keeble, Maureen           9/12/05         50,000             50,000                 --
       Lang, Ashley              9/12/05        333,333            333,333                 --
       Lang, Deanna              9/12/05        333,333            333,333                 --
       Lay, David                9/12/05         30,000             30,000                 --
       Lay, Kenneth              9/12/05         30,000             30,000                 --
       Mashhour, M.H.R.          9/12/05         67,000             67,000                 --
       Moline, Shane             9/12/05          5,510              5,510                 --
       Motlebpoor, Abdolrahim    9/12/05         67,000             67,000                 --
       Nordmarken, Mike          9/12/05         83,334             83,334                 --
       Pantelakis, Walter        9/14/05        138,141            138,141                 --
       Powrheidari, Alireza      9/12/05         67,000             67,000                 --
       Schouw, James             9/12/05         43,333             43,333                 --
       Sinclair, Collin          9/12/05          5,510              5,510                 --
       Skujins, Paul             9/12/05         27,322             27,322                 --
       Tuss, Valentia            9/12/05        166,667            166,667                 --
       Van Der Horst, Mark       9/12/05        166,667            166,667                 --
       Wanner, Adriann           9/12/05         50,000             50,000                 --
       Whittick, Alice           9/12/05         50,000             50,000                 --
       Yanz, Kelly               9/12/05          5,510              5,510                 --
       Yanz,Michael              9/12/05          5,510              5,510                 --


(1) All shares being registered pursuant to this Prospectus were purchased by the Selling Stockholders in offshore transactions pursuant to Regulation S of the Securities Act of 1933 for $0.03 US per share.

(2)  Assuming all shares registered are sold.

     Upon the effectiveness of this registration statement, 15,000,000 shares of our outstanding Common Stock will be subject to the resale provisions of Rule
144. The 2,318,039 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

          o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

          o an exchange distribution in accordance with the rules of the applicable exchange;

          o    privately-negotiated  transactions;

          o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

          o    a  combination  of  any  such  methods  of  sale;  and

          o    any  other  method  permitted  pursuant  to  applicable  law.

     The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. If before the Company's shares are quoted on the OTC Bulletin Board, selling shareholders wish to sell at a price different from $0.10 per share, we will file a post-effective amendment beforehand.

     The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The Selling Security Holders may sell their shares of Common Stock short and redeliver our Common Stock to close out such short positions; however, the Selling Security Holders may not use shares of our Common Stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our Common Stock.

     Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

     The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for our Common Stock. We have no shares of Common Stock subject to outstanding options or warrants to purchase, or securities convertible into, our Common Stock. We have no outstanding shares of Preferred Stock. Except for this offering, there is no Common Stock that is being, or has been proposed to be, publicly offered. As of November 1, 2005, there were 17,318,039 shares of Common Stock outstanding, held by 38 shareholders of record.

                                  LEGAL MATTERS

     Certain legal matters with respect to the issuance of shares of Common Stock offered hereby will be passed upon by David M. Loev, Attorney at Law, Houston, Texas.


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         See Indemnification of Directors and Officers above.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


Description                                                             Amount to be Paid
-----------------------------------------------                         ----------------
Filing Fee - Securities and Exchange Commission                         $          27.28
Attorney's fees and expenses                                                   35,000.00
Accountant's fees and expenses                                                 10,000.00
Transfer agent's and registrar fees and expenses                                1,500.00
Printing and engraving expenses                                                 1,500.00
Miscellaneous expenses                                                          3,000.00
                                                                        -----------------
Total                                                                          51,027.28
                                                                        =================



* Estimated

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES

     On July 7, 2005, we issued 15,000,000 shares to our Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director, Trevor Sali in consideration for $15,000. We claim an exemption from registration afforded by Section 4(2) of the Act for the above issuance, because that issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, he took the shares for investment and not resale and we took appropriate measures to restrict the transfer of the shares.

     In September 2005, we issued an aggregate of 2,318,039 shares of our restricted common stock to an aggregate of thirty-seven (37) shareholders for an aggregate of $69,541.17 US (or $0.03 US per share) in connection with Offshore Subscription Agreements, in a transaction not registered under the Securities Act of 1933 (the "Act"). We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuances, since the issuances were made to a non-U.S. person (as defined under Rule 902 section
(k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

ITEM 27. EXHIBITS

Exhibit          3.1*          Articles of Incorporation

Exhibit          3.2*          Bylaws

Exhibit 5.1* Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered

Exhibit 23.1* Consent of Lopez, Belvins, Bork & Associates, LLP, Certified Public Accountants

Exhibit         23.2*          Consent of David M. Loev, Attorney at Law
                               (included in Exhibit 5.1)

Exhibit         23.3*          Consent of Sookoehoff Consultants, Inc.

Exhibit         99.1*          Geological Evaluation Report on the Lucky Todd
                               Mineral Claims

*     Filed as an exhibit to this SB-2 Registration Statement

ITEM 28. UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.

     2. For determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities offered herein, and the offering of the securities at the time as the initial bona fide offering of those securities.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     5. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned in the City of Saskatoon Saskatchewan, Canada, November 14, 2005.


CLARON VENTURES, INC.

By: /s/ Trevor Sali
------------------------------------
Trevor Sali, Chief Executive Officer
and Chief Financial Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Trevor Sali
-------------------------------------
Trevor Sali, Chief Executive Officer,
Chief Financial Officer, Treasurer,
Secretary and Director

November 14, 2005